UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CUSTOMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	27-2290659
(State of incorporation or organization)	(IRS Employer Identification No.)

1015 Penn Avenue, Suite 103 Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Senior Notes Due 2018	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-188040

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the 6.375% Senior Notes Due 2018 (the “Notes”) of Customers Bancorp, Inc. (the “Registrant”) to be registered hereunder, reference is made to (i) the information set forth under the heading “Description of Debt Securities” in the Registrant’s prospectus (the “Prospectus”) that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-188040) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference and (ii) the description of the Notes set forth under the heading “Description of Notes” included in the prospectus supplement (the “Prospectus Supplement”) subsequently filed by the Registrant with the Commission on July 26, 2013 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement, which information is hereby incorporated by reference. To the extent there are any inconsistencies between the information in the Prospectus and the Prospectus Supplement under the headings described above, the information in the Prospectus Supplement shall be deemed to have superseded the information in the Prospectus.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Form of Indenture between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.2	Form of Supplemental Indenture between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.375% Senior Notes due 2018 (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant duly has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Jay S. Sidhu
Jay S. Sidhu Chairman and Chief Executive Officer

Date: July 29, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Indenture between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.2	Form of Supplemental Indenture between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.375% Senior Notes due 2018 (included in Exhibit 4.2)